UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report (Date of earliest event reported): June 25, 2025

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32530	36-3922969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25025 Interstate 45, Suite 200, The Woodlands, Texas 77380
(Address of principal executive offices, including zip code)

(281) 598-6222
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PPIH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 25, 2025, Messrs. David B. Brown and Robert J. McNally tendered their resignations for consideration by the Board of Directors (the "Board") of Perma-Pipe International Holdings, Inc. (the "Company") as a result of receiving less than a majority of votes cast at the 2025 Annual Meeting of Stockholders (the "Annual Meeting"). In accordance with ARTICLE III, SECTION 2 of the Company's bylaws, the Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject such resignations, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee's recommendation and publicly disclose its decision by July 25, 2025, which is thirty (30) days from the date of the 2025 Annual Meeting of Stockholders.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 25, 2025, the Company held the Annual Meeting. Set forth below is information regarding the results of the matters voted on by the Company’s stockholders at the Annual Meeting.

Proposal 1.     Elect five directors to hold office until the Company’s 2026 Annual Meeting of Stockholders and until their successors are otherwise duly elected and qualified:

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jon C. Biro	4,688,545	37,149	1,000	1,805,245
Ibrahim Al Kuwari	4,700,393	25,291	1,010	1,805,245
David B. Brown	1,569,932	3,155,762	1,000	1,805,245
Robert J. McNally	1,550,309	3,175,385	1,000	1,805,245

Based on the votes set forth above, the director nominees were duly elected to serve until the 2026 Annual Meeting of Stockholders. However, as described above under Item 5.02, the directors elected to the Board, but who did not receive a majority of the votes cast, and as required by the Company's bylaws, have tendered their resignations to the Board for consideration by the Nominating and Governance Committee and the full Board. Further, Mr. David J. Mansfield resigned from the Board and chose not to stand for re-election to the Board, as previously disclosed on the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2025, resulting in the election of four directors.

Proposal 2.     Advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,288,981	240,764	196,949	1,805,245

The Company's proposal regarding the compensation of the named executive officers was approved by over 94% of the shares voted at the Annual Meeting.

Proposal 3.     Advisory vote on the frequency of the advisory vote on the compensation of our named executive officers:

1 Year	2 Years	3 Years	Abstentions
3,932,255	70,873	529,161	194,405

The Company's proposal regarding the frequency of the non-binding vote on executive compensation, resulted in over 86% of the votes cast in favor of a one-year term.

Proposal 4.     Ratify the selection of PricewaterhouseCoopers LLP ("PwC") as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026:

Votes For	Votes Against	Abstentions
6,330,717	29,291	171,931

The Company's proposal regarding the selection of PwC was approved by over 99% of the shares voted at the Annual Meeting.

Item 8.01	Other Events

On June 25, 2025, Jon C. Biro was appointed Chairman of the Board, effective immediately. Mr. Biro succeeds Jerome T. Walker as Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.

Date: July 1, 2025	By: /s/ Matthew E. Lewicki
Matthew E. Lewicki
Vice President and Chief Financial Officer